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                                                                   Exhibit 10.16

                            PATTERSON DENTAL COMPANY
                 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. Purpose

The purpose of the Patterson Dental Company 2001 Non-Employee Directors' Stock Option Plan ("the Plan") is to secure for Patterson Dental Company ("the Company") and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board of Directors ("the Board") of the Company who are Eligible Directors as defined in the Plan.

2. Administration

The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3. Amount of Stock

The stock which may be issued and sold under the Plan will be the Common Stock (par value $.01 per share) of the Company, of a total number not exceeding 400,000 shares, subject to adjustment as provided in Paragraph 6 below. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

4. Eligible Directors

The members of the Board who are eligible to participate in the Plan are persons who serve as directors of the Company on or after the effective date of the Plan and who are not current employees of the Company or any affiliate or subsidiary of the Company.

5. Terms and Conditions of Options

Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted. The fair market value of the Common Stock shall be determined as follows:

          (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any

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                given day shall be the average of the high and the low sales price of a Common Stock share on such day or, if such exchange is closed on that date, on the last preceding date on which such exchange was open for trading;

          (ii) if the Common Stock is not listed on a national securities exchange, the fair market value on any given day shall be the average of the high and the low sales prices of a Common Stock share on the Nasdaq National Market on such day or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading;

          (iii) if the Common Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion on the Nasdaq National Market, the fair market value on any given day shall be the average of the closing representative bid and asked prices on such day, as reported on the Nasdaq National Market, and if not reported on such Market, then as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of the Common Stock in any over-the-counter market on which the Common Stock is traded; or

          (iv) if there exists no public trading market for the Common Stock, the fair market value on any given day shall be an amount determined by the Board in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board as of the date of determination nor less than the par value of the Stock.

     (b) Each year, as of the date of the annual meeting of shareholders of the Company, commencing with the 2002 annual meeting of the shareholders of the Company, each Eligible Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the annual meeting, shall automatically receive an Option award. The number of shares to be covered by an Option award to an Eligible Director who is elected to the Board for the first time, either by the shareholders of the Company or by the Board to fill a vacancy thereon, shall be 12,000 shares (an "Initial Grant"). The date of an Option award to a person first elected to the Board to fill a vacancy thereon shall be the date of such election. The number of shares to be covered by an Option award to an Eligible Director who is reelected to the Board or whose Board Membership is continuing following such annual meeting shall be 6,000 shares (an "Annual Grant"). The number of shares of any Option award shall be subject to adjustment as provided in Section 6. An Initial Grant shall also be awarded to an Eligible Director who is first elected to the Board prior to the Company's 2002 annual meeting, and who has not received the grant of a stock option under any other plan of the Company; provided, however, that if an Initial Grant is made within six months of an Annual Grant to which an Eligible Director would be entitled to receive, such Initial Grant shall be in lieu of the next succeeding Annual Grant.

     (c) In addition to any Options received pursuant to Section 5(b), each Eligible Director shall automatically be granted the right to elect to receive additional Options in lieu of the amount of the director's annual fee such Eligible Director is entitled to receive ("Annual Retainer"), or a portion thereof, for the year following election or reelection to, or continuation on, the Board. Such election to receive additional Options shall be irrevocable and must be made in writing prior to the commencement of the period

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          prior to which the Annual Retainer is to be earned. Options granted subject to such election shall be granted on the first day of the Company's fiscal year in which such Annual Retainer is earned. The number of additional Options such Eligible Director can obtain pursuant to this Section shall be determined pursuant to the following formula:

          Amount of Annual
          Retainer to be Converted          =   Options Granted in Lieu of
          Stock Price per share on Date of      Cash
          Grant x Valuation Discount

          The Valuation Discount shall be based upon the Black-Scholes formula or upon such other discount as the Board determines to be appropriate.

     (d) No Option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Board may set forth in a stock option agreement, at the time of grant or thereafter, that Options may be transferred to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee's spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

     (e)  No Option or any part of an Option shall be exercisable:

          (i) except as provided in Section 5(h) and Section 6(b), before the Eligible Director has served one term-year as a member of the Board since the date the Option was granted (as used herein, the term "term-year" means that period from one Annual Meeting to the subsequent Annual Meeting),

          (ii) after the expiration of ten years from the date the Option was granted, or after the expiration of one year following the date on which the Eligible Director to whom the Option was granted ceased to be an Eligible Director for any reason.

          (iii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made:

                (A) in United States dollars by certified check, or bank draft,
                    or

                (B) by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the Nasdaq National Market or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading, or

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               (C)  by a combination of United States dollars and Common Stock shares as aforesaid, and

          (iv) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an Eligible Director of the Company, except that if such person shall cease to be such an Eligible Director, for any reason, while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, legatees or distributes, as the case may be, at any time within one year after the date such person ceases to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 5(e)(ii) above), may exercise the Option with respect to any Common Stock shares as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director.

               In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

     (f) Subject to subparagraph 5(e) above, an Option shall become exercisable in full beginning on the earlier of (a) the first anniversary date of the grant of the Option or (b) the completion of one term-year following the grant of the Option.

     (g) Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 5(d), the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee's estate would have been entitled to exercise it if the optionee had not transferred the Option. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee's estate, as the case may be, for a period of one year following the date of the transferee's death but in no event be exercisable after the expiration of the Option period set forth in the Stock Option Agreement. The Option shall be subject to such other rules or terms as the Board shall determine.

     (h) In the case of an Initial Grant, one-third of such Option shall become exercisable on the first, second and third anniversaries of the date of grant, respectively.

6. Adjustment Upon Certain Events

     (a) In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, rights offering to purchase stock at a price substantially below market value, or the like, the aggregate number and kind of shares available under the Plan, and the number, kind and price of shares subject to outstanding Options, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

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     (b)  Upon the occurrence of a Change of Control, (i) all outstanding
          Options granted pursuant to the Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such Options, and (ii) all restrictions applicable to all outstanding Options granted pursuant to the Plan shall be deemed to have been satisfied and such Options shall immediately vest in full.

     (c) Except as otherwise provided in an Option agreement, upon the occurrence of a Change of Control (as defined in Section 6(d)), the Board may, in its sole discretion, provide for (i) the payment of a cash amount in exchange for the cancellation of an Option which may equal the excess, if any, of the fair market value of the shares subject to such Option, as defined in Section 5(a), over the aggregate exercise price of such Options or (ii) the issuance of substitute Option awards that will substantially preserve the value, rights and benefits of any affected Options previously granted hereunder.

     (d)  "Change of Control" means any one of the following:

          (i) Individuals who, as of September 10, 2001, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of the office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended from time to time) other than the Incumbent Board; or

          (ii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding Shares of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") and the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then Outstanding Common Stock and the combined voting power of the then Outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the

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                corporation resulting from such Business Combination were
                members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Incumbent Board providing for such Business Combination; or

          (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7. Miscellaneous Provisions

     (a) Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

     (b) Except as provided for under Section 5(d), an optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death, by will or the laws of descent and distribution), including, but not by way of limitations, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant. Any Options held by such assignee or transferee shall be subject to the terms of this Plan and the agreement pursuant to which such Options were granted.

     (c) No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

     (d) It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under subparagraph 5(e)(iv) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability or obligation of the Company to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Stock shares.

     (e)  The expenses of the Plan shall be borne by the Company.

     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

     (g) By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

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8. Amendment

The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations provided, however, that except as provided in Paragraph 6 above, the Board may not, without further approval by the shareholders of the Company in accordance with Paragraph 10 below, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in subparagraph 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee's written consent.

9. Termination

This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a)  upon the adoption of a resolution of the Board terminating the Plan;
          or

     (b) at earlier of (i) 11:59 pm, St. Paul, Minnesota time, on the date of the tenth annual meeting of Shareholders of the Company held after 2001, or (ii) on December 31, 2011.

10. Effective Date of Plan

The Plan shall become effective as of September 10, 2001, or such later date as the Board may determine, provided that the Company's shareholders shall have adopted the Plan at the Company's 2001 Annual Meeting of Shareholders.

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